UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2008 (May 9, 2008)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

On May 9, 2008, Regency GP LP (the “General Partner”), the general partner of Regency Energy Partners LP (the “Partnership”) executed Amendment No. 6 to the Fourth Amended and Restated Credit Agreement (the “Amendment”), to be effective as of May 9, 2008. The Amendment changes the definition of a joint venture to allow the Partnership to enter into a certain joint venture. Further, the definition of a subsidiary is amended to provide that such joint venture shall not be a subsidiary. The Amendment is not expected to materially change the financial covenants contained within the Credit Agreement or the Partnership’s compliance therewith. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

(d) Exhibits.

Exhibit Number	Description
3.2	Amendment No. 6 to the Fourth Amended and Restated Credit Agreement dated as of August 15, 2006.
__________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Dan Fleckman
Dan Fleckman
Executive Vice President, Chief Legal Officer

October 16, 2008